EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX CORPORATION REPORTS

2003 FINANCIAL RESULTS

REDWOOD CITY, Calif., March 30, 2004 – Ampex Corporation (OTC BB:AEXCA.OB) today reported a net loss from continuing operations of $5.8 million or $1.74 per diluted share for the year ended December 31, 2003. In 2002, the Company reported a net loss from continuing operations of $2.8 million or $0.90 per diluted share. The net loss in 2003 included a provision of $5.4 million to reflect the uncertainty of collecting pension plan reimbursements contractually due from a former affiliate and a restructuring provision related to previously vacated real estate of $3.1 million. In 2002, the Company recorded a restructuring charge for vacated real estate of $2.2 million.

The Company recorded a benefit applicable to Common Stockholders from the issuance of its Common Shares in extinguishment of its Preferred Stock of $7.26 per diluted share in 2003 and $1.35 per diluted share in 2002, since the market value of the Common Stock issued was less than the face amount of the Preferred Stock redeemed. This benefit, combined with the net loss for the period, resulted in reported net income applicable to common stockholders of $18.2 million or $5.52 per diluted share in 2003 compared to $1.4 million or $0.45 per diluted share in 2002.

Revenues from the Company’s continuing operations increased to $43.4 million in 2003 from $37.0 million in 2002, primarily owing to an increase in royalty income as the Company transitions its licensing agreements from analog to digital technology. The Company’s royalty operations contributed operating income of $2.55 per diluted share in 2003 compared to $0.97 per diluted share in 2002. The Company’s Data Systems subsidiary generated operating income of $1.98 per diluted share in 2003 compared to operating income of $1.37 in 2002. In 2003, restructuring charges and unallocated administrative costs decreased operating results by $0.94 and $1.80 per diluted share, respectively. In 2002, restructuring charges and unallocated administrative costs decreased operating results by $0.72 and $1.70 per diluted share. As discussed above, the provision for pension plan reimbursement resulted in a charge against 2003 earnings of $1.63 per diluted share.

Interest and other financing costs, net, totaled $2.74 per diluted share in 2003 and $2.82 per diluted share in 2002. The Company’s operations benefited from the non-cash reversal of reserves for foreign, federal, state and deferred income taxes, totaling $4.2 million or $1.26 per diluted share in 2003 and $6.7 million or $2.15 per diluted share in 2002. Prior year tax provisions are reversed when they are no longer required based on favorable audit settlements or statute expirations.

In March 2004, the Company and holders of its senior debt securities agreed (i) to extend the maturity date of its Senior Discount Notes from January 5, 2005 to January 5, 2006, and (ii) to extend the measurement date from December 31, 2004 to December 31, 2006, by which date the Company is required to generate at least $30 million of Net Available Cash, as defined in the Senior Note indenture.

Ampex continues to pursue additional licensing opportunities for its digital video patents and is in negotiations with several potential licensees for their use in digital camcorders, digital still cameras and DVD recorders and players. The Company believes that it will conclude one or more additional license agreements before the end of 2004 but there can be no assurance that any license will be concluded or what might be the amount of royalties received.

The Company has filed a Form 12b-25 with the Securities and Exchange Commission in order to obtain additional time to complete the audit of its 2003 financial statements. The Company currently expects to file its completed financial statements with the Commission on or before April 14, 2004. The Company does not anticipate that such financial statements will differ materially from the financial results reported in this release.

Ampex Corporation, www.Ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the effects of having experienced significant losses in the past and the risk that the Company may incur losses in the future; the Company’s limited liquidity and significant interest expense; its sales and royalty forecasts for future periods not being attained and the risk that the Company will not conclude additional royalty-bearing license agreements covering its digital technologies; the Company’s marketing, product development, acquisition, investment, licensing and other strategies not being successful; possible future issuances of debt or equity securities; new business development and industry trends; the possible need to raise additional capital in order to meet the Company’s obligations; the possible inability to file the Company’s 2003 Form 10-K within the prescribed time period; and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s 2003 Annual Report on Form 10-K expected to be filed shortly with the SEC and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 filed with the SEC. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	Year Ended December 31,
	2003	2002	2001
Royalty income	$10,054	$3,969	$12,056
Product revenue	23,972	24,477	27,719
Service revenue	9,333	8,543	6,245

Total revenue	43,359	36,989	46,020

Intellectual property costs	1,633	958	646
Cost of product sales	17,279	20,201	24,451
Research, development and engineering	3,179	2,614	5,494
Selling and administrative	12,236	11,217	14,231
Provision for pension plan funding reimbursement	5,369	—	—
Restructuring charges	3,098	2,245	3,518

Total costs and operating expenses	42,794	37,235	48,340

Operating income (loss)	565	(246)	(2,320)
Equity in net loss of limited partnership	459	—	—
Interest expense	9,000	8,465	7,233
Amortization of debt financing costs	57	460	529
Interest income	(103)	(360)	(330)
Other (income) expense, net	74	236	(52)

Loss from continuing operations before income taxes	(8,922)	(9,047)	(9,700)

Provision for (benefit of) income taxes	(3,172)	(6,242)	1,175

Loss from continuing operations	(5,750)	(2,805)	(10,875)

Loss from discontinued operations (net of taxes of nil in 2001)	—	—	(6,916)

Loss on disposal of discontinued operations (net of taxes of nil in 2001)	—	—	(10,338)

Net loss	(5,750)	(2,805)	(28,129)

Benefit from extinquishment of mandatorily redeemable preferred stock	23,951	4,192	5,720

Net income (loss) applicable to common stockholders	18,201	1,387	(22,409)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	103	88	(160)
Minimum pension adjustment	(8,320)	(26,150)	(20,693)

Comprehensive income (loss)	$9,984	$(24,675)	$(43,262)

Basic income (loss) per share :
Loss per share from continuing operations	$(1.74)	$(0.90)	$(3.68)
Loss per share from discontinued operations	$0.00	$0.00	$(5.84)
Income (loss) per share applicable to common stockholders	$5.52	$0.45	$(7.58)

Weighted average number of common shares outstanding	3,297,927	3,116,641	2,955,600

Diluted income (loss) per share :
Loss per share from continuing operations	$(1.74)	$(0.90)	$(3.68)
Loss per share from discontinued operations	$0.00	$0.00	$(5.84)
Income (loss) per share applicable to common stockholders	$5.52	$0.45	$(7.58)

Weighted average number of common shares outstanding	3,297,977	3,116,641	2,955,600

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$14,023	$7,579
Short-term investments	—	1,483
Accounts receivable (net of allowances of $137 in 2003 and $112 in 2002)	4,513	4,064
Inventories	6,343	7,336
Other current assets	4,366	2,368

Total current assets	29,245	22,830

Property, plant and equipment	4,825	5,757
Other assets	1,127	752

Total assets	$35,197	$29,339

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$146	$457
Accounts payable	1,511	962
Net liabilities of discontinued operations	1,076	1,108
Accrued restructuring costs	1,300	1,300
Other accrued liabilities	23,956	10,471

Total current liabilities	27,989	14,298
Long-term debt	74,022	68,218
Other liabilities	63,802	64,413
Accrued restructuring costs	3,450	1,700
Net liabilities of discontinued operations	2,071	3,024

Total liabilities	171,334	151,653

Commitments and contingencies

Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value:
Authorized: 69,970 shares in 2003 and in 2002
Issued and outstanding - none in 2003 and in 2002	—	—

Mandatorily redeemable preferred stock, $2,000 liquidation value:
Authorized: 21,859 shares in 2003 and in 2002
Issued and outstanding - none in 2003; 12,877 in 2002	—	25,754

Convertible preferred stock, $2,000 liquidation value:
Authorized: 10,000 shares in 2003 and in 2002
Issued and outstanding - none in 2003 and in 2002	—	—

Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares in 2003 and in 2002
Issued and outstanding - none in 2003 and in 2002	—	—
Common stock, $.01 par value:
Class A:
Authorized: 175,000,000 shares in 2003 and in 2002
Issued and outstanding - 3,728,017 shares in 2003; 3,170,610 in 2002	37	32
Class C:
Authorized: 50,000,000 shares in 2003 and in 2002
Issued and outstanding - none in 2003 and in 2002	—	—
Other additional capital	454,394	428,501
Accumulated deficit	(518,578)	(512,828)
Accumulated other comprehensive income	(71,990)	(63,773)

Total stockholders’ deficit	(136,137)	(148,068)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$35,197	$29,339

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